Exhibit 99.2

Caesars Entertainment, Inc. Announces Commencement of Tender Offer for 5.250% Senior Notes Due 2025

LAS VEGAS and RENO, Nev. (September 10, 2021) – Caesars Entertainment, Inc. (the “Company”) (Nasdaq: CZR) today announced that its indirect wholly owned subsidiaries, Caesars Resort Collection, LLC and CRC Finco, Inc. (the “Issuers”), have commenced a cash tender offer (the “Tender Offer”) for up to $1.2 billion (the “Maximum Amount”) of the Issuers’ outstanding 5.250% Senior Notes due 2025 (the “Notes”) on the terms and subject to the conditions set forth in the Issuers’ Offer to Purchase dated September 10, 2021 and the accompanying Letter of Transmittal dated September 10, 2021 (together, the “Tender Offer Documents”).

The Tender Offer will expire at 12:00 a.m. midnight, New York City time on October 7, 2021 (the “Expiration Time”), unless extended or earlier terminated by the Issuers. The Issuers reserve the right to amend, extend or terminate the Tender Offer at any time subject to applicable law.

Certain information regarding the Notes and the terms of the Tender Offer is summarized in the table below.

CUSIP No.	Title of Security	Aggregate Principal Amount Outstanding	Late Tender Offer Consideration[1]	Early Tender Payment[1]	Total Tender Offer Consideration[1]
12652 AAA1 / U1264 AAA1	5.250% Senior Notes due 2025	$1,700,000,000	$985.000	$30.00	$1,015.00

(1)

Per $1,000 principal amount of Notes accepted for purchase. Holders who validly tender and do not validly withdraw their Notes and whose Notes are accepted for purchase in the Tender Offer will also be paid accrued and unpaid interest from and including the interest payment date immediately preceding the applicable settlement date to, but not including, the applicable settlement date.

Each holder who validly tenders, and does not validly withdraw, its Notes on or prior to 5:00 p.m., New York City time, on September 23, 2021, unless extended (such date and time, as the same may be extended, the “Early Tender Deadline”) will be entitled to an early tender payment, which is included in the total tender offer consideration above, of $30.00 for each $1,000 principal amount of Notes validly tendered by such holder if such Notes are accepted for purchase pursuant to the Tender Offer, subject to the Maximum Amount. If, on the Early Tender Deadline, Notes are purchased in the Tender Offer representing an aggregate principal amount that is equal to the Maximum Amount for the Tender Offer, no additional Notes will be purchased in the Tender Offer, and there will be no final settlement date for the Tender Offer.

Holders validly tendering, and not validly withdrawing, Notes after the Early Tender Deadline and on or before the Expiration Time will be eligible to receive only the late tender offer consideration, which represents the total tender offer consideration less the early tender payment.

In addition, holders whose Notes are accepted for payment in the Tender Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the applicable settlement date for their Notes purchased pursuant to the Tender Offer. Notes tendered prior to 5:00 p.m., New York City time, on September 23, 2021 (the “Withdrawal Deadline”) may be withdrawn at any time prior to the Withdrawal Deadline. Notes tendered after the Withdrawal Deadline may not be withdrawn.

Subject to the satisfaction or waiver of certain conditions, the Issuers reserve the right, following the Early Tender Deadline, to accept for purchase prior to the Expiration Time all Notes validly tendered on or prior to the Early Tender Deadline (the “Early Settlement Election”). The Issuers will announce whether they intend to exercise the Early Settlement Election (the “Early Settlement Announcement”) following the Early Tender Deadline. If the Issuers exercise the Early Settlement Election, they will pay the total tender offer consideration promptly following the Early Settlement Announcement (the “Early Settlement Date”), plus accrued and unpaid interest on the purchased Notes from the interest payment date for the Notes immediately preceding the Early Settlement Date to, but not including, the Early Settlement Date. The Early Settlement Date is currently expected to be September 24, 2021.

The Issuers’ obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver of certain conditions, including, among others, the condition that Caesars Entertainment, Inc. has completed a debt financing on terms and conditions satisfactory to it yielding gross cash proceeds of at least $1.0 billion (the “Financing Condition”). The complete terms and conditions of the Tender Offer are set forth in the Offer Tender Offer Documents that are being sent to holders of Notes. Holders of Notes are urged to read the Tender Offer Documents carefully.

If, following the Early Settlement Date the Tender Offer is not fully subscribed, the Issuers intend to issue a notice of redemption to redeem $1.2 billion of the Notes less the amount of Notes tendered on or about October 15, 2021 (the “Redemption Date”) at the redemption price, expressed as a percentage of principal amount, of 101.313%, plus accrued and unpaid interest thereon to the Redemption Date. However, neither this press release nor the Tender Offer Documents constitutes a notice of redemption of the Notes or an obligation to issue a notice of redemption of the Notes.

The Issuers have retained Credit Suisse Securities (USA) LLC to act as dealer manager in connection with the Tender Offer. Questions about the Tender Offer may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-2147 (collect). Copies of the Tender Offer Documents and other related documents may be obtained from D.F. King & Co., Inc., the tender agent and information agent for the Tender Offer, at (866) 207-3626 (toll free) or (212) 269-5550 (collect) or email czr@dfking.com.

The Tender Offer is being made solely by means of the Tender Offer Documents. Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the Notes or any other securities of the Issuers or any other person, nor shall there be any offer or sale of any Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, nothing contained herein constitutes a notice of redemption of the Notes. No recommendation is made as to whether holders of the Notes should tender their Notes.

About Caesars Entertainment, Inc.

Caesars Entertainment, Inc. is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700.

Forward-Looking Statements

This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risk and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Disclaimer

This announcement must be read in conjunction with the Tender Offer Documents. This announcement and the Tender Offer Documents (including the documents incorporated by reference therein) contain important information which must be read carefully before any decision is made with respect to the Offer. If any holder of Notes is in any doubt as to the action it should take, it is recommended to seek its own legal, tax, accounting and financial advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Offer. None of the Company, the Issuers, the dealer manager, the tender and information agent, or any person who controls or is a director, officer, employee or agent of such persons, or any affiliate of such persons, makes any recommendation as to whether holders of Notes should participate in the Offer.

Contacts:

Caesars Entertainment, Inc.

Investor Relations:

Brian Agnew, bagnew@caesars.com

Charise Crumbley, ccrumbley@caesars.com

Media Relations:

Kate Whiteley, kwhiteley@caesars.com

Source: Caesars Entertainment, Inc.